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                          Hyperion Software Corporation
                  Exhibit (22.1) - Subsidiaries of the Company


Name                                              Jurisdiction of Incorporation
----                                              -----------------------------

Hyperion Software Operations Inc..........................    Delaware
Hyperion Software Corporation of Canada, Ltd. ............    Ontario
Hyperion Software Europe S.r.l. ..........................    Italy
Hyperion Software Italia S.r.l. ..........................    Italy
Hyperion Software Foreign Sales Corp. ....................    Barbados
Hyperion Software (UK) plc. ..............................    United Kingdom
Hyperion Software Deutschland GmbH .......................    Germany
Hyperion Softwarevertribs-Gesellschaft MbH................    Austria
Hyperion Software France S.A. ............................    France
Hyperion Software BeLux S.A...............................    Belgium
Hyperion Software Nederland, B.V. ........................    The Netherlands
Hyperion Software Asia Pte. Ltd. .........................    Singapore
IMRS Hyperion Software Iberica, S.A.......................    Spain
Hyperion Software Nordic AB...............................    Sweden
Hyperion KK...............................................    Japan